Exhibit 10.4

FIRST AMENDMENT TO EXECUTIVE RELOCATION AGREEMENT

     THIS FIRST AMENDMENT TO EXECUTIVE RELOCATION AGREEMENT (the “First Amendment”) is made and entered into as of the 28th day of April, 2005, by and between Orbital Sciences Corporation, a Delaware corporation (the “Company”), and Ronald J. Grabe (the “Executive”).

     WHEREAS, the parties hereto entered in that certain Executive Relocation Agreement, dated as of August 7, 2003 (the “Relocation Agreement”);

     WHEREAS, the Relocation Agreement originally contemplated that the Executive’s relocation assignment would terminate in 2005;

     WHEREAS, the Company has requested, and the Executive has agreed, to extend his relocation until 2006; and

     WHEREAS, the parties hereto desire to amend the Relocation Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENTS

     (a) Section 3(b) of the Relocation Agreement is amended to insert the phrase “and on June 1, 2006” after the phrase “On June 1, 2005”.

     (b) A new Section 4A shall be added as follows:

“4A. Summer Leave. Effective as of June 1, 2005, you shall be entitled to work primarily in Dulles, Virginia during the months of June and July of each year you are relocated in Chandler, Arizona, provided that you agree to travel to Chandler, Arizona as required by the Company during such months.”

     (c) Exhibit A to the Relocation Agreement is amended by adding the following new item 6:

“6. Disposition of Virginia residence – In the event the Executive and the Company mutually agree that the Executive’s relocation assignment should extend beyond June 1, 2006 and the Executive decides to dispose of his Virginia residence, then Orbital shall reimburse the Executive for the following:

•	Reasonable and customary statutory costs imposed on the Executive as the seller by federal, state or local laws;

•	Real estate brokerage fees; and

•	Attorney fees, mortgage fees, title search costs and title insurance.”

2. NO FURTHER CHANGES

     Except to the extent expressly set forth in this First Amendment, all of the terms and provisions of the Relocation Agreement shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to be duly executed on their behalf as of the date first above written.

ORBITAL SCIENCES CORPORATION
By:	/s/ David W. Thompson
	Name:	David W. Thompson
	Title:	Chairman and Chief Executive Officer
Agreed to:
/s/ Ronald J. Grabe
	Name:	Ronald J. Grabe
	Title:	Executive Vice President and General Manager, Launch Systems Group